Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Finward Bancorp (the "Company") for the quarterly period ended March 31, 2024, as filed with the Securities and Exchange Commission (the "Report"), each of Benjamin J. Bochnowski, President and Chief Executive Officer of the Company, and Benjamin L. Schmitt, Executive Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024	/s/ Benjamin J. Bochnowski
Benjamin J. Bochnowski
President and Chief Executive Officer

/s/ Benjamin L. Schmitt
Benjamin L. Schmitt
Senior Vice President, Chief Financial
Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Finward Bancorp and will be retained by Finward Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.